UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):   December 30, 2005

 KFX INC.
 (Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 500 Denver, Colorado		80206
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 not applicable
(Former name or former address, if changed since last report)

Section 7.  Regulation FD

Item 7.01  Regulation FD Disclosure

            On December 30, 2005, KFx Inc. issued a press release announcing completion of its first two production runs at its 750,000 tons per year commercial scale K-FuelTM plant and the commencement of product shipments.  A copy of the press release is attached as an exhibit to this report.

Section 8.  Other Events

Item 8.01  Other Events

            Please see Item 7.01 above.

Section 9.  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title or Description
99	Press Release dated December 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

Date: December 30, 2005	By: /s/ Kevin R. Collins
Kevin R. Collins
Executive Vice President of Finance & Strategy and Chief Financial Officer

KFx INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99	Press Release dated December 30, 2005